Exhibit 99.2

HORIZON LINES, INC. DECLARES DIVIDEND

CHARLOTTE, N.C., Oct. 27 – Horizon Lines, Inc. (NYSE: HRZ) announced today that its Board of Directors has voted to declare a cash dividend on its outstanding shares of common stock of $0.11 per share, payable on December 15, 2006 to all stockholders of record as of the close of business on December 1, 2006.

About Horizon Lines

Horizon Lines, LLC is the nation’s leading Jones Act container shipping and integrated logistics company, operating 16 U.S.-flag vessels on routes linking the continental United States with Alaska, Hawaii, Guam, and Puerto Rico. Horizon Lines also owns Horizon Services Group, an organization with a diversified offering of cargo management and tracking services being marketed to shippers, carriers, and other supply chain participants. Horizon Lines, LLC and Horizon Services Group are wholly-owned subsidiaries of Horizon Lines, Inc., which trades on the New York Stock Exchange under the ticker symbol HRZ.

SOURCE Horizon Lines, Inc.

CONTACT: Michael Avara of Horizon Lines, Inc., +1-704-973-7000, or mavara@horizonlines.com